UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2008 (September 25, 2008)

Behringer Harvard Short-Term Opportunity

Fund I LP

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1620

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 25, 2008, Behringer Harvard Mockingbird Commons LLC (“Mockingbird Borrower”), an entity in which Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”) has a 70% direct and indirect ownership interest, entered into the First Amendment to Note and Construction Loan Agreement (“Amended Mockingbird Loan Agreement”) with Credit Union Liquidity Services, LLC, f/k/a Texans Commercial Capital, LLC (“Mockingbird Lender”), an unaffiliated third party.  On October 4, 2005, the Mockingbird Borrower entered into a promissory note payable to the Mockingbird Lender, whereby the Mockingbird Borrower was permitted to borrow a total principal amount of up to $34 million (“Loan Agreement”).  The Mockingbird Borrower has drawn $30.4 million under the loan as of September 25, 2008.  Proceeds from the loan were used to redevelop a nine-story hotel located on approximately 5.4 acres of land in Dallas, Texas.  The Amended Loan Agreement extends the maturity date, which was originally set to be on October 1, 2008, to October 1, 2009.  If certain conditions are met, the maturity date of the loan may be further extended until October 1, 2010.  Additionally, the Amended Loan Agreement requires a principal payment of $5 million which was paid on September 25, 2008 from proceeds provided by borrowings from an existing loan agreement between the Registrant and its sponsor.  The interest rate under the Amended Mockingbird Loan Agreement will continue to be at the Wall Street Journal Prime Rate plus one-half percent (0.5%), with interest being calculated on the unpaid principal.  Monthly payments of unpaid accrued interest are required through September 1, 2009.  A final payment of the principal and unpaid accrued interest is due and payable on the maturity date.

The Registrant has guaranteed payment of the obligation under the Amended Mockingbird Loan Agreement in the event that, among other things, the Mockingbird Borrower becomes insolvent or enters into bankruptcy proceedings.  The Amended Mockingbird Loan Agreement is secured by the First Amendment to the Amended and Restated Deed of Trust and Security Agreement by the Mockingbird Borrower to the Mockingbird Lender.  The First Amendment to Note and Construction Loan Agreement and First Amendment to Amended and Restated Deed of Trust, Security Agreement, Financing Statement and Assignment of Rental have been filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

Additionally, on September 25, 2008, Behringer Harvard Mountain Village, LLC (“Telluride Borrower”), a wholly-owned subsidiary of the Registrant, entered into the First Modification Agreement (“Amended Telluride Loan Agreement”) with Credit Union Liquidity Services, LLC (“Telluride Lender”), an unaffiliated third party.  On October 12, 2006, the Telluride Borrower entered into a promissory note payable to the Telluride Lender (“Telluride Loan Agreement”), pursuant to which the Telluride Borrower was permitted to borrow a total principal amount of $31.65 million.  Borrowings under the Amended Telluride Loan Agreement may total up to $27.65 million.  As of September 25, 2008, total borrowings under the Amended Telluride Loan Agreement were approximately $7 million.  Proceeds from the loan are being used to construct 23 luxury condominiums on a 1.56 acre site in Telluride Colorado.  The Amended Telluride Loan Agreement extends the maturity date, which was originally set to be on October 1, 2009, to October 1, 2011.  If certain conditions are met, including payments to reduce the principal balance, the maturity date of the loan may be further extended until October 1, 2012.  The interest rate under the Amended Telluride Loan agreement is equal to the greater of the Wall Street Journal Prime Rate plus one and one-half percent (1.50%) or a fixed rate of 6.5%, with interest being calculated on the unpaid principal.  Monthly payments of unpaid accrued interest are required through September 1, 2011.  A final payment of the principal and unpaid accrued interest is due and payable on October 1, 2011, the maturity date.  Construction of the 23 luxury condominiums is required to be completed no later than December 1, 2010.

We have guaranteed payment of the obligation under the Amended Telluride Loan Agreement in the event that, among other things, the Telluride Borrower becomes insolvent or enters into bankruptcy proceedings.  The Amended Telluride Loan Agreement is secured by a Deed of Trust, Security Agreement, Financing Statement and Assignment of Rental by the Telluride Borrower to the Telluride Lender.  The First Modification Agreement, First Amendment to Guaranty Agreement and First Amendment to Deed of Trust, Security Agreement, Financing Statement and Assignment of Rental have been filed as Exhibits 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

	By:	Behringer Harvard Advisors II LP,
Co-General Partner

Dated: October 1, 2008		By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1         First Amendment to Note and Construction Loan Agreement by and between Behringer Harvard Mockingbird Commons LLC and Credit Union Liquidity Services, LLC.

10.2         First Amendment to Amended and Restated Deed of Trust, Security Agreement, Financing Statement and Assignment of Rental by Behringer Harvard Mockingbird Commons LLC, as grantor, to Credit Union Liquidity Services, LLC.

10.3         First Modification Agreement by and between Behringer Harvard Mountain Village, LLC and Credit Union Liquidity Services, LLC.

10.4         First Amendment to Guaranty Agreement by and between Behringer Harvard Short-Term Opportunity Fund I LP and Credit Union Liquidity Services, LLC.

10.5         First Amendment to Deed of Trust, Security Agreement, Financing Statement, and Assignment of Rental by Behringer Harvard Mountain Village, LLC, as grantor, to Credit Union Liquidity Services, LLC.